SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934



(  )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
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      Rule 14a-b(e)(2))
(X )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                       Glenayre Technologies, Inc.

            (Name of Registrant as Specified In Its Charter)



   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


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(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

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          computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

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it was determined)

( ) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

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    3)  Filing Party:

    4)  Date Filed:

                         (Glenayre logo appears here)

                          GLENAYRE TECHNOLOGIES, INC.
                            5935 Carnegie Boulevard
                        Charlotte, North Carolina 28209
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 1996

     The 1996 Annual Meeting of the Stockholders of Glenayre Technologies, Inc., a Delaware corporation (the "COMPANY"), will be held in The Equity Situation Room, Donaldson, Lufkin & Jenrette Securities Corp., 277 Park Avenue, 12th Floor, New York, NY 10172, on May 22, 1996 at 2:00 p.m., EDT, for the following purposes:

     1. To elect three Class III Directors.

     2. To consider and vote upon a proposal to establish the Company's 1996 Incentive Stock Plan.

     3. To ratify the selection of Ernst & Young LLP as independent auditors to audit the financial statements of the Company.

     4. To transact any other business that may properly come before the 1996 Annual Meeting and any adjournment(s) thereof.

     The close of business on March 29, 1996 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the 1996 Annual Meeting and any adjournment(s) thereof.

     A Proxy Statement, a form of proxy and the Annual Report to the stockholders of the Company for the year ended December 31, 1995 are enclosed with this Notice.

     A list of stockholders entitled to vote at the 1996 Annual Meeting will be open to the examination of any stockholder for any purpose germane to the 1996 Annual Meeting, during ordinary business hours, for a period of 10 days prior to the 1996 Annual Meeting at the office of the Company at 667 Madison Avenue, 25th Floor, New York, New York 10021.

     Stockholders are cordially invited to attend this meeting. Each stockholder, whether or not he or she expects to be present in person at the 1996 Annual Meeting, is requested to SIGN, DATE AND RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible.

     A stockholder may revoke his or her proxy at any time prior to voting.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         Stanley Ciepcielinski
                                         EXECUTIVE VICE PRESIDENT AND SECRETARY

April 12, 1996

                          GLENAYRE TECHNOLOGIES, INC.

                                PROXY STATEMENT

                            THE 1996 ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 1996 Annual Meeting of Stockholders of Glenayre Technologies, Inc. (the "COMPANY") to be held in The Equity Situation Room, Donaldson, Lufkin & Jenrette Securities Corp., 277 Park Avenue, 12th Floor, New York, NY 10172 on May 22, 1996 at 2:00 p.m., EDT, and at any adjournment(s) thereof.

VOTING AND RECORD DATE

     As of March 29, 1996, the record date for the determination of stockholders of the Company entitled to notice of and to vote at the 1996 Annual Meeting, the Company had 60,614,422 shares of common stock, $.02 par value ("COMMON STOCK"), outstanding and entitled to vote. Each holder of Common Stock at the close of business on March 29, 1996 will be entitled to one vote for each share so held of record. All votes at the 1996 Annual Meeting specified in this Proxy Statement will be by written ballot.

     Under rules followed by the National Association of Securities Dealers, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. With respect to the other proposals presented to stockholders, no broker may vote shares held for customers without specific instruction from such customers. One-third of the total outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

SOLICITATION OF PROXIES

     Any stockholder giving a proxy for the 1996 Annual Meeting may revoke it at any time prior to the voting thereof by giving written notice to the Chairman or the Secretary of the Company by filing a later-dated proxy with either of them prior to the commencement of the 1996 Annual Meeting or by voting in person at the 1996 Annual Meeting. Proxies and notices of revocation should be mailed or delivered to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005 for receipt by American Stock Transfer & Trust Company no later than two business days prior to the 1996 Annual Meeting, or should be deposited with the Chairman or the Secretary of the Company immediately prior to the commencement of the 1996 Annual Meeting.

     All shares of stock represented by proxies will be voted at the 1996 Annual Meeting, and at any adjournment(s) thereof, as specified therein by the persons giving the proxies. If no direction is given, the proxy will be voted to elect the nominees listed under "ELECTION OF DIRECTORS," to approve the establishment of the Company's 1996 Incentive Stock Plan, to ratify the selection of Ernst & Young LLP as independent auditors, and in the discretion of the holders of the proxies on all other matters properly brought before the 1996 Annual Meeting and any adjournment(s) thereof.

     This Proxy Statement, the Notice of the 1996 Annual Meeting (the "NOTICE") and the form of proxy were first mailed to stockholders on or about April 12, 1996. The Company's principal executive offices are located at 5935 Carnegie Boulevard, Charlotte, North Carolina 28209, telephone number (704) 553-0038.

     Solicitation of proxies is being made primarily by mail; however, there may also be further solicitation in person and by telephone at nominal cost by directors, officers, employees and agents of the Company, who will receive no additional compensation therefor. The Company will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 8, 1996, certain information with respect to Common Stock beneficially owned by each director of the Company, by the Chief Executive Officer and the Company's four other highest paid executive officers (collectively, the "NAMED EXECUTIVE OFFICERS"), by all current directors and executive officers of the Company as a group, and by each person known to the Company as of March 8, 1996 to beneficially own more than 5% of such Common Stock. The information, including Percent Outstanding, includes shares subject to stock options exercisable within 60 days of March 8, 1996.

                                                                        AMOUNT AND
                                                                          NATURE
                                                                       OF BENEFICIAL          PERCENT
NAME OF BENEFICIAL OWNER                                               OWNERSHIP (1)        OUTSTANDING
Ramon D. Ardizzone                                                          25,623   (2)        *
Clarke H. Bailey                                                           961,875   (3)         1.56%
Gerald B. Cramer                                                         1,462,528   (4)         2.40%
Barry W. Gray                                                            1,551,225   (5)         2.55%
John J. Hurley                                                             218,398   (6)        *
Thomas C. Israel                                                         1,593,787   (7)         2.62%
Edward J. Rosenthal                                                        547,509   (8)        *
Thomas E. Skidmore                                                       1,488,705   (9)         2.45%
Stanley Ciepcielinski                                                       14,820   (10)       *
Gary B. Smith                                                               15,000   (11)       *
Kenneth C. Thompson                                                         37,673   (12)       *
Russ K. Allen                                                               12,012   (13)       *
All Directors and executive officers as a group (14 Persons)             6,600,171   (14)       10.57%
Cramer Rosenthal McGlynn, Inc. (15)                                      4,016,609               6.62%
FMR Corp. (16)                                                           3,677,132               6.06%

  * Does not exceed 1%.

 (1) All shares are owned with sole voting and dispositive power except as otherwise noted.

 (2) Includes the presently exercisable right to acquire 25,000 shares pursuant to the Company's Long-Term Incentive Plan.

 (3) Includes the presently exercisable right to acquire 135,000 shares pursuant to the Company's 1987 Stock Option Plan, as amended, ("1987 PLAN") and 826,875 shares pursuant to the Long-Term Incentive Plan.

 (4) Includes the presently exercisable right to acquire 316,250 shares pursuant to the Long-Term Incentive Plan. Also includes 11,632 shares owned by Daphna Cramer, the wife of Mr. Cramer, and 35,437 shares owned by Cramer Rosenthal McGlynn, Inc., an investment management firm ("CRM") and does not include 2,870,331 shares held by CRM in various investment management accounts. Mr. Cramer is Chairman and Chief Executive Officer of CRM. See Footnote 15 below.

 (5) Includes the presently exercisable right to acquire 60,750 shares pursuant to the Long-Term Incentive Plan. Also includes 9,000 shares owned by the Adrienne and Barry Gray Foundation, 1,355,000 shares owned by A.C. Israel Enterprises, Inc., a private investment company ("A.C. ISRAEL "), and 43,875 shares owned by the A.C. Israel Foundation. Mr. Gray is President of A.C. Israel and the A.C. Israel Foundation. Mr. Gray has shared voting power with respect to the shares owned by A.C. Israel and the A.C. Israel Foundation and may be deemed to have beneficial ownership of such shares.

 (6) Includes the presently exercisable right to acquire 37,500 shares pursuant to the Long-Term Incentive Plan.

 (7) Includes the presently exercisable right to acquire 158,875 shares pursuant to the Long-Term Incentive Plan. Also, includes 1,355,000 shares owned by A.C. Israel and 43,875 shares owned by the A.C. Israel Foundation. Mr. Israel is Chairman of A.C. Israel and the A.C. Israel Foundation. Mr. Israel has shared voting power with respect to the shares owned by A.C. Israel and the A.C. Israel Foundation.

 (8) Includes the presently exercisable right to acquire 27,000 shares pursuant to the Long-Term Incentive Plan. Also includes 331,570 shares owned by R.F.P. No. 4, a general partnership of which Mr. Rosenthal is a general partner, and 65,331 shares owned by ROVEST Ltd. Partnership ("ROVEST"), a limited partnership of which Mr. Rosenthal is a managing general partner, 88,171 shares owned by the Edward J. Rosenthal Keogh Plan, 35,437 shares owned by CRM, and does not include 3,915,841 shares held by CRM in various management accounts. Mr. Rosenthal is the Vice Chairman of the Board of CRM. See Footnote 15 below.

 (9) Includes the presently exercisable right to acquire 60,750 shares pursuant to the Long-Term Incentive Plan. Also, includes 1,424,205 shares owned by Glentel Inc. ("GEL"), a Canadian electronics and telecommunications company. In 1992, the Company acquired GEL's telecommunications equipment and related software business (the "GEMS Business"). Mr. Skidmore is the Chairman, President and Chief Executive Officer of GEL.

(10) Includes the presently exercisable right to acquire 13,625 shares pursuant to the Long-Term Incentive Plan.

(11) Includes the presently exercisable right to acquire 15,000 shares pursuant to the Long-Term Incentive Plan.

(12) Includes the presently exercisable right to acquire 36,428 shares pursuant to the Long-Term Incentive Plan.

(13) Includes the presently exercisable right to acquire 10,000 shares pursuant to the Long-Term Incentive Plan.

(14) Includes the presently exercisable right to acquire 135,000 shares pursuant to the 1987 Plan and 1,639,553 shares pursuant to the Long-Term Incentive Plan and does not include 1,275,224 shares held by CRM in various investment management accounts. See Footnote 15 below.

(15) The address of CRM is 707 Westchester Avenue, White Plains, New York 10604. The information with respect to the holdings of CRM is provided as of March 8, 1996 and is based on information provided by CRM to the Company and includes 65,331 shares held for ROVEST, 1,099,209 shares held for Mr. Cramer and 11,632 shares held for Daphna Cramer. CRM has shared voting and dispositive power with respect to such shares.

(16) The address of FMR Corp. ("FMR") is 82 Devonshire Street, Boston, Massachusetts 02109. This information is provided as of March 14, 1996 and is based on information provided by FMR to the Company. This number includes (i) 2,901,521 shares beneficially owned by Fidelity Management & Research Company, an investment advisor to various registered investment companies and to certain other funds which are generally offered to limited groups of investors; (ii) 642,011 shares beneficially owned by Fidelity Management Trust Company, a trustee or managing agent for various private investment accounts, primarily employee benefit plans, and an investment advisor to certain funds which are generally offered to limited groups of investors; and (iii) 133,600 shares beneficially owned by Fidelity International Limited, as a result of its serving as investment advisor to various non-U.S. investment companies. FMR has sole voting power with respect to 361,124 shares.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of eight members. The Company's Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each consisting, as nearly as may be possible, of one-third of the total number of directors, for terms of three years. At the 1996 Annual Meeting, three Class III Directors are to be elected. The Board of Directors has nominated Ramon D. Ardizzone, Barry W. Gray and Edward J. Rosenthal for election as Directors to serve for three-year terms expiring at the Annual Meeting of Stockholders in 1999, and until their respective successors shall have been elected and qualified. All nominees are now serving as directors of the Company. The Company's employment agreements with Mr. Bailey and Mr. Ardizzone provide that each of them shall be nominated for directorships during the term of such person's employment with the Company. See "COMPENSATION -- Employment Agreements." The Company's agreement with GEL provides that the Company will use its best efforts to nominate Thomas E. Skidmore to the Board of Directors. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

     The Board of Directors recommends a vote FOR all of the nominees. The affirmative vote of a plurality of shares voted is required for the election of the nominees by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and shares not voted are not taken into account in determining a plurality. The shares represented by the proxies which the Board of Directors receives will be voted for the election of the three nominees in the absence of contrary instructions. Each of the nominees has indicated his willingness to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable. In the event that a vacancy arises among such nominees by death or any other reason prior to the 1996 Annual Meeting, the proxy may be voted for a substitute nominee or nominees designated by the Board of Directors.

     Biographical information follows for each person nominated and each person whose term as a director will continue after the 1996 Annual Meeting. The information concerning the directors and nominees has been furnished by them to the Company.

    NOMINEES FOR ELECTION AS CLASS III DIRECTORS AT THE 1996 ANNUAL MEETING

NAME                     AGE              POSITIONS WITH COMPANY, BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
Ramon D. Ardizzone       58    President of the Company since December 1994; Chief Executive Officer of the Company since May 1995; Acting Chief Executive Officer of the Company from December 1994 until
                               May 1995; Director of the Company since November 1992; Chief Operating Officer of the
                               Company from June 1994 until December 1994; Acting Chief Operating Officer of the Company
                               from May 1994 until June 1994; Executive Vice President of the Company from November 1992 until December 1994; and Executive Vice President of the Company in charge of Sales and
                               Marketing from November 1992 until May 1994. Executive Vice President -- Sales and
                               Marketing of GEL from August 1988 to November 1992; President of Aerotron, Inc., a
                               land-mobile radio manufacturing company from 1986 to 1988; and employed by General
                               Electric Company in various management positions from 1956 to 1986. Director of Arcus,
                               Inc. and Tigera Group, Inc.
Barry W. Gray            64    Director of the Company since 1990; President and a Director of A.C. Israel since
                               September 1991; Vice President and a Director of A.C. Israel from 1982 to September 1991.
Edward J. Rosenthal      61    Director of the Company since 1988; Vice Chairman of the Board of CRM since January 1995;
                               Executive Vice President of CRM from 1973 to December 1994; Director of Hudson General
                               Corp. and Astro Communications, Inc.


                   DIRECTORS CONTINUING IN OFFICE AS CLASS I DIRECTORS UNTIL THE 1997 ANNUAL MEETING

Clarke H. Bailey         41    Vice Chairman of the Company since November 1992; Chairman of the Executive Committee since March 1994; Director of the Company since December 1990; Chief Executive Officer of the Company from December 1990 to March 1994; and Acting Chief Executive Officer of the
                               Company from May 1994 until December 1994. Chairman and Chief Executive Officer of United
                               Acquisition Company and its parent, United Gas Holding Corporation since February 1995;
                               Chairman of Arcus, Inc. since July 1995; and a variety of capacities for the investment banking firm of Oppenheimer & Co., Inc. from March 1984 to December 1990, most recently as Managing Director and head of the Principal Investments Department. Director of Tigera
                               Group, Inc.
Gerald B. Cramer         65    Director and Chairman of the Board of Directors of the Company since 1986; Chairman of the Board and Chief Executive Officer of CRM since 1973; Director of OSHAP Technologies,
                               Ltd., Express America Holdings Corp. and Edison Control Corporation.
Thomas E. Skidmore       46    Director of the Company since November 1992; Director of GEL since 1989; Chairman and
                               President of GEL since November 1992; Chief Executive Officer of GEL since November 1990;
                               Vice Chairman of GEL from November 1990 until November 1992; Director of TCG
                               International, Inc. ("TCGI") since 1984; Vice Chairman -- Finance and Investments, since
                               1987 and Chief Executive Officer -- Communications Group of TCGI since November 1990;
                               TCGI is an automotive replacement glass, auto parts aftermarket and mobile communications distributor and retailer, and has been the majority stockholder of GEL since August 1989;
                               Director of Autostock Inc.

                   DIRECTORS CONTINUING IN OFFICE AS CLASS II DIRECTORS UNTIL THE 1998 ANNUAL MEETING

John J. Hurley           61    Vice Chairman of the Company since December 1994; Director of the Company since November
                               1992; President of the Company from November 1992 until December 1994; Chief Operating
                               Officer of the Company from November 1992 until March 1994; and Chief Executive Officer of the Company from March 1994 until May 1994. President of GEL from July 1988 to
                               November 1992; Director of GEL from July 1988 to June 1993; Chief Operating Officer of
                               Antenna Specialists Company, a communications antenna manufacturer from 1985 to 1988; and
                               employed by General Electric Company from 1966 to 1985, where he held several positions, including General Manager of General Electric Company's cellular business.
Thomas C. Israel         52    Director of the Company since 1986; Chairman and a Director of A.C. Israel since
                               September 1991; Vice President and a Director of A. C. Israel from 1982 to September
                               1991; Director of Culbro, Inc. and Noel Group, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors met five times during the last fiscal year. The Board of Directors has standing Executive, Audit, Compensation and Plan Administration Committees. The functions and membership of each are set forth below. The Board of Directors has no standing nominating committee.

     The Executive Committee currently consists of Messrs. Cramer, Ardizzone, Israel and Bailey. The Executive Committee held eight meetings during the last fiscal year. The Executive Committee exercises the full powers of the Board of Directors to the extent permitted by law between Board of Directors meetings.

     The Audit Committee currently consists of Messrs. Gray, Israel and Hurley. The Audit Committee met six times during the last fiscal year. The function of the Audit Committee is to review the internal accounting control procedures of the Company, review the consolidated financial statements of the Company and review with the independent public accountants the results of their audit.

     The Compensation Committee currently consists of Messrs. Gray and Rosenthal. The Compensation Committee met two times during the last fiscal year. The Compensation Committee exercises all powers of the Board of Directors in connection with compensation matters, other than those matters which are subject to the administration of the Plan Administration Committee.

     The Plan Administration Committee currently consists of Messrs. Rosenthal and Skidmore. The Plan Administration Committee met four times during the last fiscal year. The function of the Plan Administration Committee is to administer the 1987 Plan and the Long-Term Incentive Plan.

     Each member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the meetings of all committees of the Board of Directors on which he or she served during the last fiscal year.

                                  COMPENSATION

COMPENSATION OF DIRECTORS

     The Company pays an annual retainer fee of $27,500 to non-officer directors of the Company. The Company does not pay directors any per meeting fees. No fees are paid to officer directors in addition to their regular compensation. All directors are reimbursed for their reasonable travel and accommodation expenses incurred with respect to their duties as directors. Non-officer directors of the Company receive automatic formula-based awards of options to purchase Common Stock under the Long-Term Incentive Plan. If the 1996 Stock Incentive Plan is approved, non-officer directors will continue to receive automatic awards of options to purchase Common Stock. Under the Company's By-laws, the Chairman and Vice Chairmen of the Board are considered officers of the Company. The Company pays an annual retainer fee of $100,000 and $27,500 to Messrs. Cramer and Hurley, respectively. Mr. Bailey receives $150,000 annually pursuant to an employment agreement. See "Employment Agreements -- Bailey Employment Agreement". During 1995, Messrs. Cramer and Bailey received awards of options to purchase 37,500 and 45,000 shares of Common Stock, respectively, at an exercise price of $35.8333 per share under the Long-Term Incentive Plan.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation paid to the named Executive Officers during 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG-TERM
                                                                                                         COMPENSATION
                                                                                                          NUMBER OF
                                                                    ANNUAL COMPENSATION                   SECURITIES
                                                                                          OTHER           UNDERLYING
                                                                                          ANNUAL           OPTIONS
            NAME AND PRINCIPAL                            SALARY          BONUS        COMPENSATION        GRANTED
                 POSITION                     YEAR          ($)            ($)            ($)(1)             (#)
Ramon D. Ardizzone                            1995       $232,738        $229,430              --           187,500
  President and Chief                         1994        196,203          78,975              --                --
  Executive Officer                           1993        187,577          73,304              --                --
Stanley Ciepcielinski                         1995        148,571         133,580              --            37,500
  Executive Vice President                    1994        121,660          47,628              --           106,625
  and Chief Financial Officer                 1993        111,540          44,658              --           151,875
Gary B. Smith                                 1995        157,685         141,699              --            45,000
  Executive Vice President (4)                1994        119,973          61,027              --           108,000
Kenneth C. Thompson                           1995        147,901         132,918              --            90,000
  Executive Vice President (5)
Russ K. Allen                                 1995        361,804          51,600              --            30,000
  Executive Vice President (5)

                                                   ALL OTHER
            NAME AND PRINCIPAL                    COMPENSATION
                 POSITION            YEAR             ($)
Ramon D. Ardizzone                   1995         $   12,937(2)
  President and Chief                1994             12,937
  Executive Officer                  1993             15,931
Stanley Ciepcielinski                1995              6,000(3)
  Executive Vice President           1994              6,000
  and Chief Financial Officer        1993              3,611
Gary B. Smith                        1995              9,762(3)
  Executive Vice President (4)       1994              9,098
Kenneth C. Thompson                  1995              6,000(3)
  Executive Vice President (5)
Russ K. Allen                        1995             10,191(3)
  Executive Vice President (5)

(1) While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(2) Includes a $6,000 matching contribution to a defined contribution plan and $6,937 term life insurance premiums paid on behalf of the executive officer.

(3) Represents a matching contribution to a defined contribution plan.

(4) Mr. Smith was first elected an executive officer in September 1994.

(5) Messrs. Thompson and Allen were first elected executive officers in February 1995.

     The following table sets forth information with respect to grants of stock options to the named Executive Officers during 1995:

                             OPTION GRANTS IN 1995

                                                   INDIVIDUAL GRANTS
                         NUMBER OF
                        SECURITIES                                                                  POTENTIAL REALIZABLE VALUE
                        UNDERLYING      % OF TOTAL OPTIONS                                          AT ASSUMED ANNUAL RATES OF
                          OPTIONS           GRANTED TO         EXERCISE OR                           STOCK PRICE APPRECIATION
                        GRANTED(1)         EMPLOYEES IN         BASE PRICE        EXPIRATION             FOR OPTION TERM
        NAME                (#)                1995             ($/SHARE)            DATE               5%             10%
Ramon D. Ardizzone        112,500               6.9%             $28.2200           5/24/2005       $ 1,996,918    $ 5,060,552
                           75,000               4.6%              35.8333           12/6/2005         1,690,436      4,283,871
Stanley
  Ciepcielinski            37,500               2.3%              35.8333           12/6/2005           845,218      2,141,936
Gary B. Smith              45,000               2.8%              35.8333           12/6/2005         1,014,262      2,570,323
Kenneth C. Thompson        45,000               2.8%              16.7245            2/6/2005           473,387      1,199,648
                           45,000               2.8%              35.8333           12/6/2005         1,014,262      2,570,323
Russ K. Allen              30,000               1.8%              35.8333           12/6/2005           676,174      1,713,548

(1) Options granted under the Long-Term Incentive Plan which are subject to a two-year vesting schedule with one-third vesting upon grant and the remainder vesting equally on each anniversary date of the grant. Vesting may be accelerated in certain events relating to a Change in Control of the Company, as defined.

     The following table sets forth certain information with respect to the number and value of options held by the named Executive Officers at the end of 1995:

                      AGGREGATED OPTION EXERCISES IN 1995
                        AND 1995 YEAR-END OPTION VALUES

                                                                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                            UNDERLYING                       IN-THE-MONEY
                                                                      UNEXERCISED OPTIONS AT                  OPTIONS AT
                        SHARES ACQUIRED                                DECEMBER 31, 1995 (#)           DECEMBER 31, 1995 ($)(1)
        NAME            ON EXERCISE (#)     VALUE REALIZED ($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
Ramon D. Ardizzone            131,388           $2,828,138            25,000          125,000        $  141,668       $ 1,279,335
Stanley
  Ciepcielinski               119,250            2,600,175            13,625           59,875           100,271         1,083,398
Gary B. Smith                  71,982            1,851,228            51,000           66,000         1,027,002         1,112,002
Kenneth C. Thompson           107,250            3,151,897            21,428          102,750           252,592         2,049,392
Russ K. Allen                  27,000              720,000            43,750           53,750           957,293         1,013,960

(1) Represents the difference between the closing market price of the Common Stock on the NASDAQ National Market System on December 29, 1995 and the exercise price of the options.

EMPLOYMENT AGREEMENTS

     BAILEY EMPLOYMENT AGREEMENT. The Company is party to an employment agreement with Mr. Bailey, dated as of December 3, 1990, as amended (the "BAILEY AGREEMENT"), which provides for his employment through December 2, 1993 and is automatically extended on a year-to-year basis unless either party gives at least 135 days prior notice to the other party of a decision not to extend the term. The Bailey Agreement has been automatically extended through December 2, 1996. Effective February 1, 1995, Mr. Bailey may also serve in an executive position or as a director of other corporations with the prior consent of the Company, if serving in such other positions does not interfere with Mr. Bailey's performance of his duties for the Company. The Bailey Agreement provides for an annual salary of $150,000, which may be increased, but not decreased based on an annual salary review, and participation in the Company's 401(k) Plan and other employee benefits if expressly awarded to him in the future. Effective February 1, 1995, Mr. Bailey waived the right to participate in all other existing employee benefit plans. Pursuant to the Bailey Agreement, Mr. Bailey shall be paid such bonus as approved from time to time by the Board of Directors of the Company or the Compensation Committee. The Bailey Agreement also provides that Mr. Bailey shall be nominated for a position on the Board of Directors during the term of his employment.

     If Mr. Bailey's employment is terminated before completion of the term of the Bailey Agreement without "Cause" as defined in the Bailey Agreement, or if Mr. Bailey resigns his employment for "Good Reason" as defined in the Bailey Agreement, the Company is required to pay to Mr. Bailey a lump sum equal to his then existing basic salary for the unexpired term of the Bailey Agreement. If Mr. Bailey's employment had been terminated without Cause or if Mr. Bailey had resigned for Good Reason as of March 31, 1996, the payment to Mr. Bailey under the Bailey Agreement would have been $101,096. Mr. Bailey, or his estate, is also entitled to all salary, bonus and other compensation entitlements accrued through the termination date in the event of his death or the termination of his employment by reason of disability.

     If Mr. Bailey's employment with the Company is terminated for any reason, the unexercised portion of his options under the 1987 Plan and the Long-Term Incentive Plan will remain exercisable until the expiration of the specific option agreements.

     Mr. Bailey is entitled to terminate his employment upon a "Change in Control" of the Company, as defined in the Bailey Agreement. The definition of Change in Control includes: (i) the acquisition by any person of 25% or more of the Company's Common Stock, which acquisition is not supported by Mr. Bailey and the Chairman of the Board of the Company (the "CHAIRMAN"); or (ii) a material change in the composition or character of the Board of Directors, including (a) the replacement of a majority of the incumbent Directors with Directors not supported by Mr. Bailey and the Chairman and (b) the election at any meeting of the stockholders of a majority of Directors standing for election who have not been supported by

Mr. Bailey and the Chairman. In the event of such termination, Mr. Bailey would be entitled to receive a lump sum amount equal to his then existing basic salary for the remainder of the term of the Bailey Agreement. If Mr. Bailey had terminated his employment as of March 31, 1996 as a result of a Change in Control of the Company, payments under the Bailey Agreement would have been $101,096.

     ARDIZZONE AGREEMENT. The Company is party to an employment agreement with Mr. Ardizzone dated as of June 21, 1995, as amended (the "Ardizzone Agreement") which provides for his employment through December 31, 1997. Thereafter, the term of the Ardizzone Agreement is automatically extended on a year-to-year basis unless either party gives at least 90 days prior notice to the other party of a decision not to extend the term. In addition, the Company may terminate Mr. Ardizzone's employment for any reason on 60 days prior written notice prior to December 31, 1997 or on 14 days prior written notice thereafter. At the discretion of the Board of Directors, but in no event later than January 1, 1997, Mr. Ardizzone shall become the Vice Chairman of the Board and Chief Executive Officer. Mr. Ardizzone is entitled to an annual salary ("Base Salary") of $350,000 which may be increased but not decreased based upon an annual salary review. At such time as Mr. Ardizzone becomes Vice Chairman and Chief Executive Officer, the Base Salary shall become $150,000 per annum. Pursuant to the Ardizzone Agreement, Mr. Ardizzone shall participate in the Management by Objective Bonus Plan ("MBO Plan"). Under the MBO Plan, Mr. Ardizzone is eligible to receive an annual bonus not to exceed 50% of his base salary based on the performance of the Company. In 1995, the Board of Directors amended the 1995 MBO Plan to permit participants an opportunity to earn a larger bonus of up to 100% for 1995 if the Company exceeded targeted earnings, as defined, by 100%. In 1995, Mr. Ardizzone was entitled to and received the maximum bonus specified in the Ardizzone Agreement. At such time that Mr. Ardizzone becomes Vice Chairman and Chief Executive Officer, his annual MBO Plan bonus shall be increased to $300,000. The Ardizzone Agreement also provides that Mr. Ardizzone shall be nominated for a position on the Board of Directors during the term of his employment. Pursuant to the Ardizzone Agreement, Mr. Ardizzone shall be granted an option within 30 days of each January 1 during the term of the Ardizzone Agreement to purchase no fewer than 50,000 shares of the Company's Common Stock at the closing price on the day of the award.

     If Mr. Ardizzone's employment is terminated by the Company before the completion of the term of the Ardizzone Agreement without "Cause" as defined in the Ardizzone Agreement, or if Mr. Ardizzone resigns his employment for "Good Reason" as defined in the Ardizzone Agreement, the Company is required to pay Mr. Ardizzone a lump sum equal to two times the annual rate of base salary being paid to him at the time of such termination. In addition, if Mr. Ardizzone's employment is terminated because of his resignation for "Good Reason," Mr. Ardizzone's death, his "Total and Permanent Disability" as defined in the Ardizzone Agreement, or the Company's giving Mr. Ardizzone the 60 day (before December 31, 1997) or the 14 day (after December 31, 1997) notice of termination, he (or his estate) is entitled to a pro rata share of the MBO Plan bonus calculated on the assumption that the results of operations or financial condition of the Company as of the termination date shall continue on the same basis through the end of such fiscal year. If Mr. Ardizzone's employment had been terminated without "Cause" or if Mr. Ardizzone resigned for "Good Reason," as of March 31, 1996, payments under the Ardizzone Agreement would have been $700,000 and $743,750, respectively.

     Mr. Ardizzone is entitled to a $200,000 payment upon termination of his employment on account of his "Total and Permanent Disability." Mr. Ardizzone is entitled to participate in the Company's Retiree Medical Plan upon termination for any reason.

     Mr. Ardizzone is entitled to terminate his employment upon a "Change in Control" of the Company as defined in the Ardizzone Agreement. The definition of "Change in Control" includes: (i) the acquisition by any person of 25% or more of the Company's Common Stock, which acquisition is not supported by Mr. Ardizzone and the Chairman; or (ii) a material change in the composition or character of the Board of Directors, including (i) the replacement of a majority of the incumbent Directors with Directors not supported by Mr. Ardizzone and the Chairman and (ii) the election at any meeting of the stockholders of a majority of Directors standing for election who have not been supported by Mr. Ardizzone and the Chairman. In the event of such termination, Mr. Ardizzone would be entitled to the same benefits that he would receive in the event of his resignation for "Good Reason."

     EXECUTIVE SEVERANCE BENEFIT AGREEMENTS. The Company is party to an agreement with Mr. Ciepcielinski (the "CIEPCIELINSKI AGREEMENT"), dated February 1, 1995 which entitles Mr. Ciepcielinski to certain benefits if a "Change in Control" occurs and if Mr. Ciepcielinski's employment is terminated within three years after the "Change in Control" for any reason other than for Mr. Ciepcielinski's (i) death; (ii) disability; (iii) retirement; (iv) termination for "Cause" as defined in the Ciepcielinski Agreement; or (v) voluntary termination other than for "Good Reason" as defined in the Ciepcielinski Agreement.

     The definition of "Change in Control" is similar to that under the Ardizzone Agreement above. In the event of such termination, the Company shall pay Mr. Ciepcielinski a lump sum equal to (i) 140% of the greater of the base salary in effect on such termination date or in effect on the date immediately preceding the "Change in Control" date and (ii) a pro rata share of any bonus in which Mr. Ciepcielinski participates for the fiscal year in which such termination occurs.

     Executive Severance Benefit Agreements, dated February 1, 1995 between the Company and individually with Russ K. Allen, Kenneth C. Thompson and Gary B. Smith are identical, in all material respects, to the Ciepcielinski Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Skidmore, a Director of the Company and a member of the Plan Administration Committee of the Board of Directors of the Company is the Chairman, President and Chief Executive Officer of GEL. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

REPORT OF THE COMPENSATION AND PLAN ADMINISTRATION COMMITTEES ON EXECUTIVE COMPENSATION

     The Company's Board of Directors approves all compensation decisions with regard to executive officers, including the Chief Executive Officer, based on recommendations from the Compensation Committee and the Plan Administration Committee. The Compensation Committee is responsible for the establishment of all compensation and benefit programs, excluding the 1987 Plan and the Long-Term Incentive Plan, as well as the overall monitoring of those programs. The Plan Administration Committee is responsible for administering the 1987 Plan and the Long-Term Incentive Plan. The Company's compensation philosophy and executive compensation programs are discussed in this report.

     EXECUTIVE COMPENSATION PHILOSOPHY. In general, executive officers who are in a position to make a substantial contribution to the success and growth of the Company should have interests similar to those of the stockholders. Executive officers should be motivated by and benefit from increased stockholder value. Therefore, the Company believes that executive officers should hold a meaningful equity position in the Company through the purchase of Common Stock and/or the award of options to purchase Common Stock.

     The Company also believes that a significant percentage of an executive officer's cash compensation, consisting of salary and bonus, should be based on performance ranked in the following order: corporate, function and individual performance. Again, the Company's objective is to align the financial interests of the executive officers with those of the Company's stockholders.

     The Company's Board of Directors believes that the executive compensation program must be competitive with those of other companies of comparable size and complexity in order to attract, retain and motivate talented individuals.

     EXECUTIVE COMPENSATION PROGRAM. The Company's compensation program consists of base salary, annual incentive bonus (paid in cash) and long-term incentives, generally in the form of Common Stock and options to purchase Common Stock.

          BASE SALARY. The Compensation Committee generally reviews and determines the relative levels of base salary for executive officers on an annual basis. In determining the levels of base salary for an executive officer, the Compensation Committee considers relative levels of responsibility, individual and Company performance and cost of living increases. The Compensation Committee made no change to the level of base salary for Mr. Bailey during the two years ended December 31, 1994. Effective February 1, 1995, Mr. Bailey's base salary was reduced to $150,000. Additionally, the Compensation Committee made no change to the level of base salary for Mr. Cramer during the three years ended December 31, 1995.

          ANNUAL INCENTIVE COMPENSATION. During 1995, executive officers, except for Messrs. Cramer, Bailey and Hurley, participated in the MBO Plan, the Company's annual incentive cash bonus program. The goal of the MBO Plan is to motivate executive officers to improve the Company's income from continuing operations, plus amortization expense (the "EARNINGS"), over budgeted targets. The MBO Plan provides for the payment of quarterly cash awards to the executive officers based 70% on Earnings and 30% on the achievement of individual objectives as established each year when the Company budget is set. An executive's maximum bonus is also established when the Company budget is set. If both the top Earnings objective is reached and all the individual objectives are achieved, the maximum potential bonuses range from 40% to 50% of each executive officer's base annual salary. In 1995, the Board of Directors amended the 1995 MBO Plan to permit participants an opportunity to earn a larger bonus of up to 100% for 1995 if the Company exceeded its Earnings target by 100%. MBO Plan bonuses are payable only from the MBO Plan pool which consists of 22% of the amount by which actual Earnings exceed the Earnings target established for the applicable year. Should the MBO Plan pool be insufficient to pay the maximum bonuses allowed, all bonus payments will be made on a pro rata basis from the funds available in the pool.

       CHIEF EXECUTIVE OFFICER COMPENSATION

          Mr. Ardizzone has served as Chief Executive Officer since May 1995 and Acting Chief Executive Officer from December 1994 until May 1995. In accordance with the Ardizzone Agreement, Mr. Ardizzone participated in the MBO Plan in 1995 and received the maximum bonus of $229,430 based on exceptional operating earnings of the Company in 1995.

          LONG-TERM INCENTIVES. On March 31, 1991, the Company established the Long-Term Incentive Plan to provide for various types of equity-related awards to (i) attract and retain key executive and managerial employees, directors and other key persons providing services to the Company, (ii) motivate participants by means of growth related incentives, (iii) provide incentive compensation opportunities that are comparable with those of other similar corporations and (iv) further the identity of interests of participants with those of the stockholders of the Company.

          Under the Long-Term Incentive Plan, the Plan Administration Committee has the discretion to determine who will be given awards in any year, the types of awards to be made (such as stock options, SARs, restricted stock or other awards) and the number of shares of Common Stock to be covered by a particular award. In determining whether to make an award to a particular executive officer and the size of such award, the Plan Administration Committee considers the executive officer's level of responsibility within the Company, prior awards made to the executive officer, individual and Company performance and the amount of the executive officer's other compensation components. For information related to options granted to the named Executive Officers in 1995, see "Options Granted in 1995" Table.

     The Revenue Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986 (the "Code"). Code Section 162(m) provides that compensation paid to a company's chief executive officer and the four other highest paid executive officers employed by the company at year-end will not be deductible by the company for federal income tax purposes to the extent such compensation exceeds $1.0 million. Code Section 162(m) excepts from this limitation certain "performance-based compensation."

     Although base salary and bonuses paid to the named Executive Officers have traditionally been well under $1.0 million, compensation from the exercise of stock options can cause a named Executive Officer to have compensation in excess of $1.0 million. However, all options granted to the named Executive Officers prior to October 1993 are exempt from Code Section 162(m) under a "grandfather" provision. In May 1994, the Company's stockholders approved an amendment to the terms of the Long-Term Incentive Plan so that, among other things, future awards under the Long-Term Incentive Plan may qualify as "performance-based compensation."

     This report is submitted by the Compensation Committee and the Plan Administration Committee which consists of the following members:

COMPENSATION COMMITTEE      PLAN ADMINISTRATION COMMITTEE
Barry W. Gray, Chairman     Edward J. Rosenthal, Chairman
Edward J. Rosenthal         Thomas E. Skidmore

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on $100 invested on December 31, 1990 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Communication Equipment Manufacturers Index at the end of each fiscal year through 1995. The returns are calculated assuming the reinvestment of dividends. The Company has not paid any cash dividends during the period covered by the graph below. The Company entered the communication equipment manufacturing business in November 1992. Before November 1992, the Company was variously engaged in the oil and gas pipeline construction business and the real estate business. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

              (Performance Graph appears here--plot points below)

                           INDEXED/CUMULATIVE RETURNS

 COMPANY/
INDEX NAME     1990     1991     1992      1993       1994       1995
GEMS           $100     $100     $177     $1,004     $1,333     $3,232
S&P 500         100      130      140        155        157        215
NASDAQ-100      100      165      180        199        202        287
S&P CEMI        100      155      167        161        183        274

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Skidmore, a Director of the Company, is Chairman, President, and Chief Executive Officer of GEL. GEL continues to have certain rights and obligations with respect to the Company under the terms of the agreements entered into between the Company and GEL (the "GEL Agreements") in connection with the acquisition of the GEMS Business. The Company agreed to use its best efforts, subject to the fiduciary obligations of its directors, to nominate and cause Thomas E. Skidmore or another designee of GEL reasonably acceptable to the Company, to be elected to the Board of Directors of the Company. GEL's right to such Board representation will terminate at such time as GEL owns less than 1,012,500 shares of the Company's Common Stock. Under the indemnification provisions of the GEL Agreements, GEL paid the Company $1.3 million in 1995. The Company and GEL have submitted to binding arbitration the Company's remaining indemnification claims against GEL under the GEL Agreements.

           COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires that directors and officers of the Company and persons who beneficially own more than 10% of the Common Stock file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock of the Company. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports, and amendments thereto, furnished to the Company and written representations that no other reports were required, during 1995 all reports required by Section 16(a) to be filed by its directors, officers and greater than 10% beneficial owners were filed on a timely basis.

         PROPOSAL TO ESTABLISH THE COMPANY'S 1996 INCENTIVE STOCK PLAN

     The Board of Directors has adopted, subject to stockholder approval, the Glenayre 1996 Incentive Stock Plan (the "Plan"). The Plan reserves shares of the Company's Common Stock for issuance to certain key employees and other key persons providing services to the Company or a subsidiary and non-officer directors of the Company. The Plan authorizes the issuance of such shares to key employees and other key persons in the form of stock options, stock appreciation rights ("SARs"), restricted stock and performance shares. The Plan authorizes the issuance of such shares to non-officer directors only in the form of nonqualified stock options.

     BACKGROUND AND PURPOSE. As described in the Compensation Committee Report, one of the fundamental components of compensation for the Company's key employees, key persons and non-officer directors is long-term incentive compensation. The Company has for a number of years provided long-term incentive compensation to its key employees, key persons and non-officer directors pursuant to the Glenayre Technologies, Inc. Long Term Incentive Plan (the "Prior Plan"). The Prior Plan provides for awards of equity-based long term incentive compensation, including stock options, SARs, restricted stock and other awards.

     Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits the deductibility to the Company of certain compensation paid to certain key employees in excess of one million dollars. Section 162(m) excludes from this limit compensation that qualifies as "performance-based compensation." In order to provide both short and long term equity-based incentive awards that meet the requirements of "performance-based compensation" under Section 162(m), the Board recommends the adoption of the Plan to succeed the Prior Plan, which would provide equity-based incentive compensation.

     The Plan would, like the Prior Plan, have a great deal of flexibility in the types of awards that could be made and the terms and conditions, including performance-related conditions, applicable to those awards. Approval of the Plan would better position the Company to take advantage of the "performance-based compensation" exception to the deduction limits of Section 162(m) and would enhance the Company's ability to recruit and retain key management employees and to put greater emphasis on variable, performance-related compensation. The following is a summary of the material terms of the Plan as proposed.

     NUMBER OF SHARES. Initially, 2,200,000 shares of Common Stock (approximately 3.6% of the current outstanding Common Stock) will be available for awards under the Plan. All shares available for awards in any year that are not used, as well as shares allocated to awards under the Plan that are canceled or forfeited, will be available in subsequent years. If the Plan is approved, no further awards will be made under the Prior Plan.

     ADMINISTRATION. The Plan will be administered by the Plan Administration Committee of the Board of Directors (the "Committee"). It is intended that the Committee will at all times be composed of "disinterested persons" within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 and that all of its members acting with respect to matters governed by Section 162(m) will be "outside directors"within the meaning of Section 162(m), subject to applicable transition rules. Under the Plan, the Committee will (i) select the key employees and other key persons to receive awards from time to time, (ii) make awards in such form and amounts as it determines, (iii) impose such limitations, restrictions and conditions upon awards as it deems appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or any award granted thereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee will also have the authority to accelerate the vesting and/or waive any restrictions, or otherwise amend the terms of any award within its discretion, of any outstanding awards. No awards of "incentive stock options"will be made under the Plan after May 21, 2006. In no event may an individual receive awards under the Plan during any calendar year covering in excess of 250,000 shares.

     ELIGIBILITY. Only key employees and other key persons providing services to the Company or a subsidiary and non-officer directors of the Company may participate in the Plan. Key employees are those employees who occupy managerial or other important positions and who have made or are expected to make important contributions to the business of the Company or a subsidiary, as determined by the Committee. Initially, approximately 200 employees are expected to be eligible to participate. Other key persons are those persons, as determined by the Committee, who provide important services to the Company. As mentioned above, the Committee in its discretion will select which key employees and other key persons will in fact receive awards from time to time. Non-officer directors are those directors who are not regular employees of the Company or any subsidiary on the date of grant of an award. There currently are four non-officer directors, including Messrs. Gray, Israel, Rosenthal and Skidmore, that would be eligible to participate under the Plan.

     AWARDS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The Plan provides for the grant of options to purchase shares of Common Stock at option prices determined by the Committee as of the date of grant. For stock option awards intended to qualify as "performance-based compensation" under Section 162(m) or for incentive stock options (described below), the option price will not be less than the fair market value of shares of Common Stock at the close of business on the date of grant. The fair market value of the Common Stock on April 2, 1996 was $36 per share.

     The Plan also provides for the grant of SARs (either in tandem with stock options or freestanding), which entitle holders upon exercise to receive either cash or shares of Common Stock or a combination thereof, as the Committee shall determine, with a value equal to the difference between (i) the fair market value on the exercise date of the shares with respect to which an SAR is exercised and (ii) the fair market value of such shares on the date of grant (or, if different, the exercise price of the related option in the case of a tandem SAR).

     Awards to key employees and key persons of options under the Plan, which may be either incentive stock options (which qualify for special tax treatment) or nonqualified stock options, are determined by the Committee. The terms and conditions of each such option and of any SAR are to be determined by the Committee at the time of grant.

     Exercise of an option (or an SAR) will result in the cancellation of any related SAR (or option) to the extent of the number of shares in respect of which such option or SAR has been exercised. Options and SARs granted under the Plan will expire not more than 10 years from the date of grant, and the option agreements entered into with the optionees will specify the extent to which options and SARs may be exercised during their respective terms, including in the event of the optionee's death, disability or termination of employment.

     Payment for shares issuable pursuant to the exercise of an option may be made either in cash or by tendering shares of Common Stock of the Company with a fair market value at the date of the exercise equal to the portion of the exercise price which is not paid in cash.

     AWARDS OF RESTRICTED STOCK AND PERFORMANCE SHARES. The Plan provides for the issuance of shares of restricted stock on such terms and conditions as are determined from time to time by the Committee. The restricted stock award agreement with the participant will set forth the terms of the award, including the applicable restrictions. Such restrictions may include the continued service of the participant with the Company, the attainment of specified performance goals or any other conditions deemed appropriate by the Committee.

     The stock certificates evidencing the restricted stock will bear an appropriate legend and will be held in the custody of the Company until the applicable restrictions have been satisfied. The participant cannot sell, transfer, pledge, assign or hypothecate shares of restricted stock until the applicable restrictions have been satisfied. Once the restrictions are satisfied, the shares will be delivered to the participant. During the period of restriction, the participant may exercise full voting rights with respect to the restricted stock. The participant will also be credited with dividends, if any, with respect to the restricted stock. Such dividends, if any, may be payable currently or subject to additional restrictions as determined by the Committee and set forth in the award agreement.

     In addition to restricted stock, the Committee may award performance shares to selected key employees and key persons. The value of a performance share will equal the fair market value of a share of Common Stock. The Plan provides that the number of performance shares granted and/or the vesting of granted performance shares can be contingent on the attainment of certain performance goals or other conditions over a period of time (called the "performance period"), all as determined by the Committee and evidenced by an award agreement. During the performance period, the Committee will determine the number (if any) of performance shares that have been earned. Earned performance shares may be paid in cash, shares of Common Stock or a combination thereof having an aggregate fair market value equal to the value of the earned performance shares as of the payment date. Common Stock used to pay earned performance shares may have additional restrictions as determined by the Committee. In addition, the Committee may cancel any earned performance shares and replace them with stock options determined by the Committee to be of equivalent value based on a conversion formula specified in the participant's performance share award agreement. Earned but unpaid performance shares may have dividend equivalents rights as determined by the Committee and evidenced in the award agreement but shall not have voting rights.

     AWARD OF STOCK OPTIONS TO NON-OFFICER DIRECTORS. The Plan provides for the automatic grant to each non-officer director of a nonqualified option to purchase 18,000 shares of Common Stock on the date of the third anniversary of either (i) the date the non-officer director was granted a stock option under the Prior Plan or (ii) the date the non-officer director began his or her service on the Board. Each non-officer director shall be granted an additional nonqualified stock option to purchase 18,000 shares of Common Stock on each third anniversary thereafter if he or she is then a non-officer director. The option price shall be equal to the fair market value of the Common Stock on the date of the grant. An option granted to a non-officer director is exercisable immediately following the date of grant and expires ten years thereafter. Upon the exercise of an option, or any portion thereof, the exercise price must be paid either in cash or by tendering shares of Common Stock with a fair market value at the date of the exercise equal to the portion of the exercise price which is not paid in cash. Options granted to non-officer directors may not be transferred, assigned or otherwise alienated other than by will or the laws of descent and distribution.

     CODE SECTION 162(M). Because stock options and SARs granted under the Plan that are intended to qualify as "performance-based compensation" under Section 162(m) must have an exercise price equal at least to fair market value at the date of grant, compensation from the exercise of such stock options and SARs should be treated as "performance-based compensation" for Section 162(m) purposes.

     In addition, the Plan authorizes the Committee to make awards of restricted stock or performance shares that are conditioned on the satisfaction of certain performance criteria. For such awards intended to result in "performance-based compensation," the Committee will establish prior to or within 90 days after the start of the applicable performance period the applicable performance conditions. The Committee may select from the following performance measures for such purpose: (i) net income of the Company, (ii) earnings per common share of the Company, (iii) Company net sales or (iv) total stockholder return of the Company. The performance conditions will be stated in the form of an objective, nondiscretionary formula and the Committee will certify in writing the attainment of such performance conditions prior to any payout with respect to such awards.

     WITHHOLDING FOR PAYMENT OF TAXES. The Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law. The Plan permits a participant to satisfy such requirement, with the approval of the Committee and subject to the terms of the Plan, by having the Company withhold from the participant a number of shares of Common Stock otherwise issuable under the award having a fair market value equal to the amount of the applicable payroll and withholding taxes.

     CHANGES IN CAPITALIZATION AND SIMILAR CHANGES. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number of shares of Common Stock with respect to which awards may be made under the Plan, the terms, types of shares and number of shares of any outstanding awards under the Plan and the individual calendar year award limit set forth above may be equitably adjusted by the Committee in its discretion.

     CHANGES IN CONTROL. The Plan provides that in the event of a change in control of the Company, all options and SARs will be fully exercisable as of the date of the change in control and shall remain exercisable through their full term. Outstanding awards of restricted stock and performance shares will become immediately vested, and any applicable performance conditions shall be deemed satisfied (at the target performance condition, if applicable) as of the date of the change in control.

     AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors will have the power to amend, modify or terminate the Plan on a prospective basis. Stockholder approval will be required for any change to the material terms of the Plan to the extent required by Section 162(m) or Section 16(b) under the Securities Exchange Act of 1934.

  FEDERAL INCOME TAX TREATMENT.

     INCENTIVE STOCK OPTIONS. Incentive stock options ("ISOs") granted under the Plan will be subject to the applicable provisions of the Internal Revenue Code, including Code Section 422. If shares of Common Stock of the Company are issued to an optionee upon the exercise an ISO, and if no "disqualifying disposition" of such shares is made by such optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted, then (i) no income will be recognized by the optionee at the time of the grant of the ISO,
(ii) no income, for regular income tax purposes, will be realized by the optionee at the date of exercise, (iii) upon sale of the shares acquired upon exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular income tax purposes, as a long-term capital gain and any loss sustained will be a long-term capital loss and (iv) no deduction will be allowed to the Company for federal income tax purposes. If a "disqualifying disposition" of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the option price (the bargain purchase element) and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition"will be taxable as capital gain to the holder (for which the Company will not be entitled a federal income tax deduction). Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

     NONQUALIFIED STOCK OPTIONS. With respect to nonqualified stock options ("NQSOs") granted to optionees under the Plan, (i) no income is realized by the optionee at the time the NQSO is granted, (ii) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount and (iii) on disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held for more than one year.

     RESTRICTED STOCK. Upon becoming entitled to receive shares at the end of the applicable restriction period without a forfeiture, the recipient has ordinary income in an amount equal to the fair market value of the shares at that time. However, a recipient who makes an election under Code Section 83(b) within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis will be equal to the fair market value of the shares when the restriction period expires. However, if the recipient timely elects to be taxed as of the date of grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the recipient.

     PERFORMANCE SHARES. A participant who is awarded performance shares will not recognize income and the Company will not be allowed a deduction at the time the award is made. When a participant receives payment for performance shares in cash or shares of Common Stock of the Company, the amount of the cash and the fair market value of the shares received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company. However, if there is a substantial risk that any shares used to pay out earned performance shares will be forfeited (for example, because the Committee conditions such shares on the performance of future services), the taxable event is deferred until the risk of forfeiture lapses. In this case, the participant can elect to make a Code Section 83(b) election as previously described. The Company generally will be entitled to a deduction at the time the income is recognized by the participant.

     The Board recommends a vote FOR approval of the Plan. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the Plan. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be counted for this purpose.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Ernst & Young LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1996. This selection is being presented to the stockholders for their ratification or rejection at this Annual Meeting.

     Deloitte & Touche LLP served as the Company's independent auditors to audit the financial statements of the Company and its subsidiaries for each of the two fiscal years ended December 31, 1994 and December 31, 1993 and for prior fiscal years. On April 7, 1995, the Company replaced Deloitte & Touche LLP with Ernst & Young LLP as its independent auditors to audit the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1995. This change in independent auditors, effective April 7, 1995, was recommended by the Audit Committee of the Company's Board of Directors, approved by the Board of Directors on April 4, 1995 and ratified by the stockholders on May 24, 1995.

     Deloitte & Touche LLP's reports on the financial statements of the Company and its subsidiaries for each of the two fiscal years ended December 31, 1994 and December 31, 1993 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's fiscal years ended December 31, 1994 and December 31, 1993 (i) there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreement(s) in its report, and (ii) no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K) occurred.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so, and the representatives are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1996, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice.

     If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 1997 must be received in writing by the Secretary of the Company no later than December 13, 1996 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the 1996 Annual Meeting other than those set forth in the Notice. However, if any other matters do come before the 1996 Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

Appendix A

PROXY                                           GLENAYRE TECHNOLOGIES, INC.
                                                  5935 Carnegie Boulevard
                                              Charlotte, North Carolina 28209

                      PROXY SOLICITED BY AND ON BEHALF OF
             THE BOARD OF DIRECTORS OF GLENAYRE TECHNOLOGIES, INC.
The undersigned hereby appoints Ramon D. Ardizzone, Gerald B. Cramer and Stanley Ciepcielinski, and each of them, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the common shares of Glenayre Technologies, Inc. held by the undersigned on March 29, 1996, at the 1996 Annual Meeting of Stockholders to be held in The Equity Situation Room, Donaldson, Lufkin & Jenrette Securities Corp., 277 Park Avenue, 12th Floor, New York, New York 10172, on May 22, 1996 at 2:00 p.m., EDT, and at any adjournment(s) thereof.
1. ELECTION OF DIRECTORS.

  [ ] FOR ALL NOMINEES LISTED BELOW             [ ] WITHHOLD AUTHORITY
  (EXCEPT AS MARKED TO THE CONTRARY BELOW)      (TO VOTE FOR ALL NOMINEES LISTED BELOW)

TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME:
          Ramon D. Ardizzone     Barry W. Gray     Edward J. Rosenthal
2. PROPOSAL TO APPROVE THE ESTABLISHMENT OF THE COMPANY'S 1996 INCENTIVE STOCK PLAN.
                [ ] FOR                [ ] AGAINST                [ ] ABSTAIN
3. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.
                [ ] FOR                [ ] AGAINST                [ ] ABSTAIN
4. In their discretion, the Proxies each are authorized to vote upon such other business as may properly come before the 1996 Annual Meeting and at any adjournment(s) thereof.

This proxy when properly executed will be
voted in the manner directed herein by the
undersigned stockholder. IF NO DIRECTION IS
MADE WITH RESPECT TO ANY PROPOSAL, THIS
PROXY WILL BE VOTED "FOR" THE ELECTION OF
ALL NOMINEES AND "FOR" EACH PROPOSAL AS TO
WHICH NO DIRECTION IS RECEIVED.
Receipt of the Notice of the 1996 Annual
Meeting and accompanying Proxy Statement is
hereby acknowledged.
                                              Dated:                      , 1996

                                              (Signature of Stockholder)

                                              (Signature of Joint Stockholder,
                                              if any)
                                              Please check box if you intend to
                                              be present at the meeting: [ ]
                                              IMPORTANT: Please date this proxy
                                              and sign exactly as your name
                                              appears hereon. If stock is held
                                              jointly, both holders should sign.
                                              Executors, administrators,
                                              trustees, guardians and others
                                              signing in a representative
                                              capacity should give full title.


                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THIS PROXY CARD PROMPTLY USING THE
                                              ENCLOSED ENVELOPE.

Appendix B

                     Glenayre 1996 Incentive Stock Plan

Contents
- -----------------------------------------------------------------------------


                                                                                             Page

Article  1. Establishment, Purpose and Duration                                                 1

Article  2. Definitions                                                                         1

Article  3. Administration                                                                      5

Article  4. Shares Subject to the Plan                                                          6

Article  5. Eligibility and Participation                                                       6

Article  6. Stock Options                                                                       6

Article  7. Stock Appreciation Rights                                                           8

Article  8. Restricted Stock                                                                   10

Article  9. Performance Shares                                                                 12

Article 10. Performance Measures                                                               13

Article 11. Beneficiary Designation                                                            13

Article 12. Deferrals                                                                          13

Article 13. Rights of Key Persons                                                              13

Article 14. Change in Control                                                                  14

Article 15. Awards to Non-Officer Directors                                                    16

Article 16. Amendment, Modification and Termination                                            17

Article 17. Withholding                                                                        18

Article 18. Indemnification                                                                    18

Article 19. Successors                                                                         18

Article 20. Legal Construction                                                                 19


Glenayre 1996 Incentive Stock Plan

Article 1.  Establishment, Purpose and Duration

     1.1 Establishment of the Plan. Glenayre Technologies, Inc. hereby establishes an incentive compensation plan to be known as the "Glenayre 1996 Incentive Stock Plan" as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Shares.

     Subject to approval by the Company's stockholders, the Plan shall become effective as of May 22, 1996 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof. The Plan shall not become effective unless stockholder approval is obtained.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of
Participants to those of the Company's stockholders, and by providing Participants with an incentive for outstanding performance.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely is dependent.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award of an ISO be granted under the Plan after May 21, 2006.

Article 2.  Definitions
     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     2.1 "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Shares.

     2.2 "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

     2.3 "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.4 "Change in Control" of the Company shall have occurred when any Acquiring Person (other than the Company, any employee benefit plan of the Company or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become the beneficial owner of 25% or more of the shares of Common Stock of the Company then outstanding (except pursuant to an offer for all outstanding shares of the Company's Common Stock at a price and upon such terms and provisions as a majority of the Continuing Directors determine to be in the best interests of the Company and its stockholders other than the Acquiring Person or any Affiliate or Associate thereof on whose behalf the offer is being made), and the Continuing Directors no longer constitute a majority of the Board. For purposes of this definition, the following terms shall have the following meanings:

     (a) "Acquiring Person" means any individual, firm, corporation or other entity who or which, together with all Affiliates and Associates, shall be the beneficial owner of a substantial block of the Company's Common Stock.

     (b)  "Affiliate"  and  "Associate"  shall  have  the  respective   meanings
          ascribed to such terms in Rule 12b-2 as promulgated under the Exchange Act.

     (c) "Continuing Director" means any individual who is a member of the Board, while such individual is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the occurrence of the Change in Control; or any successor of a Continuing Director, while such successor is a member of the Board, and who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

     2.6 "Committee" means the Plan Administration Committee of the Board, as specified in Article 3 herein, appointed by the Board to administer the Plan.

     2.7  "Common Stock" means the $0.02 par value common stock of the Company.

     2.8 "Company" means Glenayre Technologies, Inc., a Delaware corporation, and any successor as provided in Article 19 herein.

     2.9 "Director" means any individual who is a member of the Board of Directors.

     2.10 "Disability," with respect to a Participant, means "disability" as defined from time to time under any long-term disability plan of the Company or Subsidiary with which the Participant is employed.

     2.11 "Earnings Per Share" means "earnings per common share" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Stockholders.

     2.12  "Effective  Date"  shall have the  meaning  ascribed  to such term in
Section 1.1 hereof.

     2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.14 "Fair Market Value," with respect to a share of the Company's Common Stock at a particular time, shall be that value as determined by the Committee which shall be (i) if such Common Stock is listed on a national securities exchange (which includes the NASDAQ Stock Market), on any given date, (A) the closing price of a share of Common Stock, as reported on the consolidated transaction reporting system for such exchange for that date, or if shares of Common Stock were not traded on such date, on the next preceding day on which shares of Common Stock were traded, or (B) if the Common Stock is not reported on the consolidated transaction reporting system for such exchange, the last price at which the Common Stock shall have been sold regular way on a national securities exchange on said date, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock; or (ii) if the Common Stock shall not be listed on a national securities exchange, the mean between the average high bid and low asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations; or (iii) if at any time quotations for the Common Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange, the fair market value determined by the Committee on the basis of available prices for such Common Stock or in such other manner as the Committee may deem reasonable.

     2.15 "Freestanding SAR" means an SAR that is granted independently of any Option.

     2.16 "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, and which is designated an Incentive Stock Option intended to meet the requirements of Section 422 of the Code.

     2.17 "Insider" shall mean an individual who is, on the relevant date, an officer, director or 10% beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

     2.18 "Key Person" means an employee or officer of the Company or a Subsidiary, in a managerial or other position, who can make important contributions to the Company or a Subsidiary or a key person providing important services to the Company or a Subsidiary, all as determined by the Committee in its discretion.

     2.19 "Named Executive Officer" means, for a calendar year, a Participant who is one of the group of "covered employees" for such calendar year within the meaning of Code Section 162(m) or any successor statute.

     2.20 "Net Income" means "net income" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Stockholders.

     2.21 "Net Sales" means the "net sales" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Stockholders.

     2.22 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted to Key Persons under Article 6 or to non-officer Directors under
Article 15 which is not intended to meet the requirements of Code Section 422.

     2.23  "Option"  means an  Incentive  Stock Option or a  Nonqualified  Stock
Option.

     2.24 "Option Price" means the price at which a Share may be purchased by a Participant upon the exercise of an Option.

     2.25 "Participant" means a person who has outstanding an Award granted under the Plan.

     2.26 "Performance-Based Exception" means the performance-based exception set forth in Code Section 162(m)(4)(C) from the deductibility limitations of Code Section 162(m).

     2.27 "Performance Share" means an Award granted to a Participant pursuant to Article 9 herein.

     2.28 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

     2.29 "Restricted Stock" means an Award granted to a Participant pursuant to
Article 8 herein.

     2.30  "Shares" means shares of Common Stock of the Company.

     2.31 "Stock Appreciation Right" or "SAR" means an Award granted alone or in connection with a related Option to a Participant pursuant to Article 7 herein.

     2.32 "Subsidiary" means any corporation, partnership, joint venture, affiliate or other entity in which the Company has an ownership interest, and which the Committee designates as a participating entity in the Plan.

     2.33 "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

     2.34 "Total Stockholder Return" means the percentage change in value of an initial investment in Shares over a specified period assuming reinvestment of all dividends during the period.

Article 3.  Administration
     3.1 The Committee. The Plan shall be administered by the Plan Administration Committee of the Board or by any other Committee appointed by the Board consisting of not less than two (2) Directors. All of the members of the Committee shall comply with the "disinterested administration" rules of Rule 16b-3 under the Exchange Act, if applicable. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. In addition, any action taken with respect to Named Executive Officers for purposes of meeting the Performance-Based Exception shall be taken by the Committee only if all of the members of the Committee are "outside directors" within the meaning of Code Section 162(m), subject to any applicable transition rules under Code Section 162(m). If all of the members of the Committee are not "outside directors," such action shall be taken by a subcommittee of the Committee comprised of at least two members who are "outside directors."

     3.2 Authority of the Committee. Except as limited by law, or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Key Persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and provisions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 16 herein), amend the terms and provisions of any outstanding Award to the extent such terms and provisions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law, the Committee may delegate its authority hereunder.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees, Participants and their estates and beneficiaries.

Article 4.  Shares Subject to the Plan.
     4.1 Number of Shares Available for Grants. Beginning on the Effective Date, there is hereby reserved for grants of Awards under the Plan 2,200,000 Shares. The number of Shares reserved for grants of Awards under this paragraph shall be subject to adjustment as provided in Section 4.3.

     In no event shall a Participant receive an Award or Awards during any one calendar year covering in the aggregate more than 250,000 Shares. The limitation on awards to a Participant during a calendar year under this paragraph shall be subject to adjustment as provided in Section 4.3.

     4.2 Lapsed Awards. If any Award granted under the Plan is canceled, terminates, expires or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

     4.3 Adjustments in Available Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and in the limitation on awards to a Participant during a calendar year, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent the dilution or enlargement of rights under the Plan; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 5.  Eligibility and Participation
     5.1  Eligibility.  Persons  eligible  to  participate  in the  Plan are Key
Persons, as determined by the Committee, and any non-officer Director who participates in the Plan pursuant to Article 15.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Key Persons those to whom Awards shall be granted and shall determine the nature and amount of each Award. Non-officer Directors shall be granted Awards in accordance with the provisions of Article 15.

Article 6.  Stock Options
     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Key Persons in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or an NQSO whose grant is intended not to fall under Code Section 422.

     6.3 Option Price. The Committee shall determine the Option Price for each grant of an Option under this Article 6, which such Option Price shall be set forth in the applicable Award Agreement; provided, however, that the Option Price shall be at least equal to 100% of the Fair Market Value of a Share on the date the Option is granted with respect to the grant of either (i) an Option granted to a Named Executive Officer that is intended to satisfy the Performance-Based Exception or (ii) an ISO.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the 10th anniversary date of its grant.

     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant.

     6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered to satisfy the Option Price must have been held by the Participant for at least six months prior to their tender), or (c) by a combination of (a) and
(b).

     The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation G or Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and under any blue sky or state securities laws applicable to such Shares.

     6.8 Termination of Employment. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Options issued pursuant to this
Article 6, may reflect distinctions based on the reasons for termination of employment and may include provisions relating to the Participant's competition with the Company after termination of employment. In that regard, if an Award Agreement permits exercise of an Option following the death of the Participant, the Award Agreement shall provide that such Option shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant's will, or if the Participant shall fail to make a testamentary disposition of the Option or shall have died intestate, by the Participant's executor or other legal representative.

     6.9   Nontransferability of Options.

     (a) Incentive Stock Options. No ISO granted under this Article 6 may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

     (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

     6.10 No Rights. A Participant granted an Option shall have no rights as a stockholder of the Company with respect to the Shares covered by such Option except to the extent that Shares are issued to the Participant upon the due exercise of the Option.

Article 7.  Stock Appreciation Rights
     7.1 Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Key Persons in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

     The Committee shall have complete discretion in determining the number of Shares covered by SARs granted hereunder (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and provisions pertaining to such SARs. The number of Shares covered by a Freestanding SAR shall be counted against the number of Shares available for grants of Awards under Section 4.1, but the number of Shares covered by a Tandem SAR shall not be so counted.

     The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

     7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and provisions the Committee, in its sole discretion, imposes upon them.

     7.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR and such other provisions as the Committee shall determine.

     7.5 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed 10 years.

     7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

     (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

     (b)   The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof; provided, however, that from and after the date of a Change in Control, the exercise of an SAR may be settled only in cash.

     7.7 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor provision) of the Exchange Act.

     7.8 Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all SARs issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment. In that regard, if an Award Agreement permits exercise of an SAR following the death of the Participant, the Award Agreement shall provide that such SAR shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant's will, or if the Participant shall fail to make a testamentary disposition of the SAR or shall have died intestate, by the Participant's executor or other legal representative.

     7.9 Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under this Article 7 may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

     7.10 No Rights. A Participant granted an SAR shall have no rights as a stockholder of the Company with respect to the Shares covered by such SAR except to the extent that Shares are issued to the Participant upon the due exercise of the SAR.

Article 8.  Restricted Stock
     8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Key Persons in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

     8.2 Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted and such other provisions as the Committee shall determine.

     8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the

Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

     8.4 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable Federal or state securities laws.

     The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in this Article 8 or in the applicable Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.

     8.5 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

     8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

     In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

     8.7 Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment; provided, however, that except in cases of terminations resulting from a Change in Control and terminations by reason of death or Disability, payment of an Award of Restricted Stock which is intended to qualify for the Performance-Based Exception may not occur before attainment of the related performance goal.

Article 9.  Performance Shares
     9.1 Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to eligible Key Persons in such amount and upon such terms, and at any time and from time to time as shall be determined by the Committee. The number and/or vesting of Performance Shares granted, in the Committee's discretion, shall be contingent upon the degree of attainment of specified performance goals or other conditions over a specified period (the "Performance Period"). The terms and provisions of an Award of Performance Shares shall be evidenced by an appropriate Award Agreement.

     9.2 Value of Performance Shares. The value of a Performance Share at any time shall equal the Fair Market Value of a Share at such time.

     9.3 Form and Timing of Payment of Performance Shares. During the course of a Performance Period, the Committee shall determine the number of Performance Shares as to which the Participant has earned a right to be paid pursuant to the terms of the applicable Award Agreement. The Committee shall pay any earned Performance Shares as soon as practicable after they are earned in the form of cash, Shares or a combination thereof (as determined by the Committee) having an aggregate Fair Market Value equal to the value of the earned Performance Shares as of the date they are earned. Any Shares used to pay out earned Performance Shares may be granted subject to any restrictions deemed appropriate by the Committee. In addition, the Committee, in its discretion, may cancel any earned Performance Shares and grant Stock Options to the Participant which the Committee determines to be of equivalent value based on a conversion formula stated in the Performance Shares Award Agreement.

     The Committee, in its discretion, may also grant dividend equivalents rights with respect to earned but unpaid Performance Shares as evidenced by the applicable Award Agreement. Performance Shares shall not have any voting rights.

     9.4 Termination of Employment. Each Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive unearned Performance Shares following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Performance Shares awarded pursuant to the Plan and may reflect distinctions based on the reasons of termination of employment; provided, however, that except in cases of terminations resulting from a Change in Control and terminations by reason of death or Disability, payment of an Award of Performance Shares which is intended to qualify for the Performance-Based Exception may not occur before attainment of the related performance goal.

     9.5 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

Article 10.  Performance Measures
     The performance measure(s) to be used for purposes of Awards (other than Options) to Named Executive Officers which are designed to qualify for the
Performance-Based   Exception   shall  be  chosen   from  among  the   following
alternatives:

     (a)   Earnings Per Share;

     (b)   Net Income;

     (c)   Net Sales; or

     (d)   Total Stockholder Return.

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have the discretion to make such changes without obtaining stockholder approval.

Article 11.  Beneficiary Designation
     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 12.  Deferrals
     The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13.  Rights of Key Persons
      13.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or Subsidiary. For purposes of the Plan, a transfer of a Participant's employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment.

      13.2 Participation. No Key Person shall have the right to be selected to receive an Award under the Plan or, having been so selected, to be selected to receive a future Award.

Article 14.  Change in Control
     14.1 Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

     (a)  Any  and  all  Options  and  SARs  granted   hereunder   shall  become
          immediately exercisable, and shall remain exercisable throughout their entire term;

     (b)  Any  restriction  periods  and  restrictions   imposed  on  shares  of
          Restricted Stock shall lapse; and

     (c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control, and the vesting of all Awards shall be accelerated as of the effective date of the Change in Control.

     14.2 Limitation on Change-in-Control Benefits. (a) It is the intention of the Company and the Participants to reduce the amounts payable or distributable to a Participant hereunder if the aggregate Net After Tax Receipts (as defined below) to the Participant would thereby be increased, as a result of the application of the excise tax provisions of Section 4999 of the Code. Accordingly, anything in the Plan to the contrary notwithstanding, in the event that the independent accountants regularly employed by the Company immediately prior to any "change" described below (the "Accounting Firm") shall determine that receipt of all Payments (as defined below) would subject the Participant to tax under Section 4999 of the Code, it shall determine whether some amount of Payments would meet the definition of a "Reduced Amount," (as defined below). If the Accounting Firm determines that there is a Reduced Amount, the aggregate Payments shall be reduced to such Reduced Amount in accordance with the provisions of Section 14.2(b) below.

     For purposes of this Section 14.2(a):

          (i) A "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of a Participant who is a "disqualified individual" within the meaning of Section 280G(c) of the Code and which is contingent on a "change" described in
               Section 280G(b)(2)(A)(i) of the Code with respect to the Company, whether paid or payable pursuant to the Plan or otherwise;

          (ii) "Plan Payment" shall mean a Payment paid or payable pursuant to the Plan (disregarding this Section 14.2);

          (iii)"Net After Tax Receipt" shall mean the Present Value of a Payment, net of all taxes imposed on the Participant with respect thereto under Sections 1 and 4999 of the Code, determined by applying the highest marginal rate under Section 1 of the Code which applied to the Participant's Federal taxable income for the immediately preceding taxable year;

          (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and

          (v) "Reduced Amount" shall mean the smallest aggregate amount of Payments which (A) is less than the sum of all Payments and (B) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if all Payments were paid to or for the benefit of the Participant.

     (b) If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Committee shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof, and the Participant may then elect, in the Participant's sole discretion, which and how much of the Payments, including without limitation Plan Payments, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Payments is equal to the Reduced Amount), and shall advise the Committee in writing of such election within 10 days of the Participant's receipt of notice. If no such election is made by the Participant within such 10 day period, the Committee may elect which of the Payments, including without limitation Plan Payments, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Payments is equal to the Reduced Amount) and shall notify the Participant promptly of such election. All determinations made by the Accounting Firm under this Section 14.2 shall be binding upon the Company and the Participant and shall be made within 60 days immediately following the event constituting the "change" referred to above. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Participant such Payments as are then due to the Participant under the Plan.

     (c) At the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Participant pursuant to the Plan which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Participant pursuant to the Plan could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Participant shall be treated for all purposes as a loan ab initio to the Participant which the Participant shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan

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          and  payment   would  not  either  reduce  the  amount  on  which  the
          Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes.

          In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

     14.3 Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding
Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend or modify this Article 14 at any time and from time to prior to the date of a Change in Control.

Article 15.  Awards to Non-Officer Directors
     15.1 Awards Under Prior Plan. Each non-officer Director on July 15, 1992 was granted an option under the Glenayre Technologies, Inc. Long-Term Incentive Plan (the "Prior Plan") to purchase Common Stock on the later of October 30, 1992 or the date such Director completed three years of service on the Board. Each non-officer Director elected to the Board for the first time after July 15, 1992 was granted an option under the Prior Plan to purchase Common Stock on the third anniversary of the Director's service on the Board. Thereafter, each non-officer Director was awarded an additional option under the Prior Plan to purchase Common Stock on the third anniversary of the initial option award.

     15.2 Awards Under the Plan. Each non-officer Director, who was awarded an option under the Prior Plan to purchase Common Stock as described in Section
15.1 shall be granted a Nonqualified Stock Option to purchase 18,000 shares of Common Stock upon each third anniversary of the date on which such option was granted under the Prior Plan, if he or she is then a non-officer Director. Each non-officer Director who was not awarded an option under the Prior Plan shall be granted a Nonqualified Stock Option to purchase 18,000 shares of Common Stock upon the date such non-officer Director completes 3 years of service as a Director and upon each third anniversary date thereafter, if he or she is then a non-officer Director. Each Option granted under this Article 15 shall be evidenced by an Award Agreement.

     15.3 Option  Price.  The Option  Price for each Option  granted  under this
Article 15 shall be equal to the Fair Market Value of a Share on the date the Option is granted.

     15.4 Exercise and Duration of Option. Options granted under this Article 15 shall be immediately exercisable and shall remain exercisable for 10 years from the date of grant, whether or not the Director's service on the Board continues during such period.


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     15.5  Payments.  Options  shall be  exercised  by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered to satisfy the Option Price must have been held by the Director for at least six months prior to their tender), or (c) by a combination of (a) and (b).

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Director, in the Director's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     15.6 Nontransferability of Options. No Options granted under this Article 15 may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, Options granted to a Director under this Article 15 shall be exercisable during his or her lifetime only by such Director.

     15.7 No Rights. A Director granted an Option under this Article 15 shall have no rights as a stockholder of the Company with respect to the Shares covered by such Option except to the extent that shares are issued to the Director upon the due exercise of the Option.

     15.8 Limitation on Awards. Notwithstanding anything to the contrary herein,
(i) no Awards shall be made pursuant to this Article 15 to a Director who is an employee of the Company or any Subsidiary; (ii) no awards shall be made pursuant to this Article 15 following the suspension or termination of the Plan pursuant to Article 16; and (iii) no awards shall be made pursuant to this Section 15 unless shares of Common Stock are available therefor under Section 4.1.

Article 16.  Amendment, Modification and Termination
     16.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

     The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

     16.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.


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     16.3 Acceleration of Award Vesting; Waiver of Restrictions. Notwithstanding
any provision of the Plan or any Award Agreement provision to the contrary, the Committee, in its sole and exclusive discretion, shall have the power at any time to (i) accelerate the vesting of any Award granted under the Plan, including without limitation, acceleration to such a date that would result in said Awards becoming immediately vested or (ii) waive any restrictions of any Award granted under the Plan.

Article 17.  Withholding
     17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan.

     17.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date as of which the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18.  Indemnification
     Each person who is or shall have been a member of the Committee or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19.  Successors
     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.


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Article 20.  Legal Construction
     20.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     20.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     20.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     20.4 Securities Law Compliance. With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     20.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina.


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